Exhibit 23.3
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (No. 333-272896) on Form N-2 of Monroe Capital Corporation and Subsidiaries (collectively, the Company) of our report dated March 11, 2024, relating to the consolidated financial statements of the Company appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023.
We also consent to the reference to our firm under the heading “Senior Securities” in the Form 10-K and "Independent Registered Public Accounting Firm” in such Registration Statement on Form N-2.

/s/ RSM US LLP
Chicago, Illinois
March 5, 2026

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